Exhibit 10.1

FIRST PURCHASE AGREEMENT

dated as of April 18, 2012

between

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Seller

and

BANC OF AMERICA SECURITIZATION HOLDING CORPORATION,

as First Tier Purchaser

EXHIBIT A	Form of Assignment	A-1

SCHEDULE I	Eligibility Representations	I-1

SCHEDULE II	Perfection Representations, Warranties and Covenants	II-1

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THIS PURCHASE AGREEMENT is made and entered into as of April 18, 2012 (as amended from time to time, this “Agreement”) by BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as seller (“BANA”), and BANC OF AMERICA SECURITIZATION HOLDING CORPORATION, a Delaware corporation (the “First Tier Purchaser”).

WITNESSETH:

WHEREAS, the First Tier Purchaser desires to purchase from BANA a portfolio of motor vehicle receivables, including retail motor vehicle installment loans that are secured by new and used automobiles, light-duty trucks and other similar vehicles; and

WHEREAS, BANA is willing to sell, transfer, contribute and assign such portfolio of motor vehicle receivables and related property to the First Tier Purchaser on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”) between Bank of America Auto Trust 2012-1 and the Depositor, as seller, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

First Purchase Agreement (BAAT 2012-1)

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell, Transfer, Contribute and Assign on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, BANA does hereby irrevocably sell, transfer, contribute and assign and otherwise convey to the First Tier Purchaser without recourse (subject to the obligations herein) on the Closing Date all of its right, title and interest in, to and under the following property and as evidenced by an Assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date (collectively, the “First Tier Purchased Assets”):

(i) all right, title and interest of BANA in, to and under the Receivables listed on the Schedule of Receivables and all monies received thereon after the Cut-Off Date;

(ii) the interest of BANA in the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and, to the extent permitted by law, any accessions thereto;

(iii) the interest of BANA in any proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering Financed Vehicles or Obligors;

(iv) the interest of BANA in any proceeds from recourse against Dealers on Receivables acquired from Dealers;

(v) all of BANA’s rights to the Receivable Files; and

(vi) the interest of BANA in any proceeds of the property described in clauses (i) and (ii) above.

The sale, transfer, contribution, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the First Tier Purchaser of any obligation of BANA or any Originator to the Obligors or any other Person in connection with the Receivables listed on the Schedule of Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Notwithstanding the other terms of this Agreement, BANA and the First Tier Purchaser hereby acknowledge that BANA expressly retains all, and has not transferred hereunder any, of its rights to obtain refunds or claim credits or deductions relating to state and local sales or use, gross receipts, transaction privilege, value added, business and occupation and other similar taxes attributable to accounts charged off by the First Tier Purchaser or its affiliates, subsidiaries, assignees or transferees.

SECTION 2.2 Consideration and Payment. In consideration of the sale of the First Tier Purchased Assets sold to the First Tier Purchaser on the Closing Date, the First Tier Purchaser shall pay to BANA on such date an amount equal to the estimated fair market value of the First Tier Purchased Assets, as determined by the First Tier Purchaser and BANA prior to the sale, which amount shall be paid (a) in cash to BANA and (b) by a capital contribution by BANA of an undivided interest in such First Tier Purchased Assets that increases its equity interest in the First Tier Purchaser in an amount equal to the excess of the estimated fair market value of the First Tier Purchased Assets over the amount of cash paid by the First Tier Purchaser to BANA.

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ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of BANA. BANA makes the following representations and warranties as of the Closing Date on which the First Tier Purchaser will be deemed to have relied in acquiring the First Tier Purchased Assets. The representations and warranties will survive the conveyance of the First Tier Purchased Assets to the First Tier Purchaser, the conveyance of the First Tier Purchased Assets to the Second Tier Purchaser pursuant to the Second Purchase Agreement, the conveyance of the First Tier Purchased Assets to the Depositor pursuant to the Third Purchase Agreement and the conveyance of the First Tier Purchased Assets to the Issuer pursuant to the Sale Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. BANA is a national banking association validly existing and in good standing under the laws of the United States and has, in all material respects, all power and authority required to carry on its business as now conducted; and as of the date hereof, BANA is insured by the Federal Deposit Insurance Corporation and is subject to the Federal Deposit Insurance Act. BANA has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of BANA to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of a material portion of the Receivables listed on the Schedule of Receivables or any other part of the First Tier Purchased Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by BANA of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of BANA and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which BANA is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or BANA’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by BANA of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables listed on the Schedule of Receivables or any other part of the First Tier Purchased Assets or would not materially and adversely affect the ability of BANA to perform its obligations under the Transaction Documents.

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(d) Binding Effect. Each Transaction Document to which BANA is a party constitutes the legal, valid and binding obligation of BANA enforceable against BANA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of BANA, threatened against BANA before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by BANA of its obligations under this Agreement or any of the other Transaction Documents or (iv) relating to BANA that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. BANA is not aware of any material judgment, ERISA or tax lien filings against BANA.

SECTION 3.2 Representations and Warranties of BANA regarding the Receivables. BANA makes the representations and warranties set forth on Schedule I with respect to the Receivables listed on the Schedule of Receivables, on which the First Tier Purchaser relies in purchasing such Receivables. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, contribution, assignment and conveyance of the Receivables listed on the Schedule of Receivables by BANA to the First Tier Purchaser pursuant to this Agreement, the sale, transfer, contribution, assignment and conveyance of the Receivables listed on the Schedule of Receivables by the First Tier Purchaser to the Second Tier Purchaser pursuant to the Second Purchase Agreement, the sale, transfer, contribution, assignment and conveyance of the Receivables listed on the Schedule of Receivables by the Second Tier Purchaser to the Depositor pursuant to the Third Purchase Agreement, the sale, transfer, contribution, assignment and conveyance of the Receivables listed on the Schedule of Receivables by the Depositor to the Issuer pursuant to the Sale Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, BANA shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor.

SECTION 3.3 Repurchase upon Breach. Upon discovery by or notice to the First Tier Purchaser or BANA of a breach of any of the representations and warranties described in Section 3.2 with respect to any Receivable listed on the Schedule of Receivables at the time such representations and warranties were made which materially and adversely affects the interests of the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party hereto; provided, that delivery of the Monthly Servicer Report, which identifies that Receivables are being or have been repurchased, shall be deemed to constitute prompt notice of such breach; provided, further, the failure to give such notice shall not affect any obligation of BANA hereunder. If the breach materially and adversely affects the interests of the Noteholders, then BANA shall either (i) correct or cure such breach or (ii)

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purchase (or cause to be purchased) such Receivable from the holder thereof, in either case on or before the last day of the second Collection Period (or, at the option of BANA, the last day of the first Collection Period) following the date BANA became aware of or was notified of such breach. Any such breach or failure will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the First Tier Purchaser (or its assignee) to collect, receive and retain timely payment in full on such Receivable, including Liquidation Proceeds. Any such purchase by BANA shall be at a price equal to the related Repurchase Price. In consideration for such repurchase, BANA shall make (or shall cause to be made) a payment to the First Tier Purchaser equal to the Repurchase Price by depositing (or causing to be deposited) such amount into the Collection Account on the Business Day prior to the Payment Date immediately following the date of such repurchase. Upon payment of such Repurchase Price by BANA, the First Tier Purchaser shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by BANA to evidence such release, transfer or assignment or more effectively vest in BANA or its designee any Receivable listed on the Schedule of Receivables and related First Tier Purchased Assets repurchased pursuant to this Section 3.3. It is understood and agreed that the right to cause BANA to repurchase any Receivable listed on the Schedule of Receivables as described above shall constitute the sole remedy respecting such breach available to the First Tier Purchaser.

SECTION 3.4 Protection of Title.

(a) BANA shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the First Tier Purchaser under this Agreement in the Receivables listed on the Schedule of Receivables and the other First Tier Purchased Assets. BANA shall deliver (or cause to be delivered) to the First Tier Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) BANA shall notify the First Tier Purchaser in writing within ten (10) days following the occurrence of (i) any change in BANA’s organizational structure as a corporation, (ii) any change in BANA’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in BANA’s name, and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the First Tier Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (a) above. BANA will at all times maintain its “location” within the United States.

(c) BANA shall maintain (or shall cause the Servicer to maintain) its computer systems so that, on and after the conveyance under this Agreement of the Receivables listed on the Schedule of Receivables on the Closing Date, the master computer records (including any backup archives, it being understood that any such backup archives may not reflect such interest until thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of the First Tier Purchaser (or any subsequent assignee of the First Tier Purchaser) in such Receivable and that such Receivable is owned by such Person.

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(d) If at any time BANA shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, BANA shall give to such prospective purchaser, lender or other transferee computer tapes, Records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable listed on the Schedule of Receivables, shall indicate clearly that such Receivable has been sold and is owned by the First Tier Purchaser (or any subsequent assignee of the First Tier Purchaser).

SECTION 3.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, BANA shall not sell, pledge, assign or transfer the Receivables listed on the Schedule of Receivables or other property transferred to the First Tier Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and BANA shall defend the right, title and interest of the First Tier Purchaser in, to and under such Receivables or other property transferred to the First Tier Purchaser against all claims of third parties claiming through or under BANA.

SECTION 3.6 Perfection Representations, Warranties and Covenants. BANA hereby makes the perfection representations, warranties and covenants attached hereto as Schedule II to the First Tier Purchaser, and the First Tier Purchaser shall be deemed to have relied on such representations, warranties and covenants in acquiring the First Tier Purchased Assets.

SECTION 3.7 Official Record. So long as the Notes remain outstanding, this Agreement shall be treated as an official record of BANA within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

SECTION 3.8 Activities of the Depositor. BANA shall act in a manner materially consistent with the limitations on the Depositor’s activities set forth in Section 11(j)(iv) of the Depositor LLC Agreement in order to enable the Depositor to comply with the Depositor LLC Agreement.

SECTION 3.9 Compliance with the FDIC Rule. BANA agrees (i) to perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) to facilitate compliance with Article XII of the Indenture by the Bank of America Parties.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables listed on the

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Schedule of Receivables and related First Tier Purchased Assets shall not be treated as property of BANA by the FDIC or other governmental authority acting as conservator or receiver of BANA in a conservatorship, receivership, insolvency or other similar Proceeding in respect of BANA under the Federal Deposit Insurance Act, 12 U.S.C. Section 1811 et seq. or other applicable law. The sales and transfers by BANA of the Receivables listed on the Schedule of Receivables and related First Tier Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, BANA, except as otherwise specifically provided herein. The limited rights of recourse specified herein against BANA are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables listed on the Schedule of Receivables and other First Tier Purchased Assets are held to be property of BANA, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in such Receivables and other First Tier Purchased Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by BANA of, and BANA hereby grants to the First Tier Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables listed on the Schedule of Receivables and other First Tier Purchased Assets, to secure such indebtedness and the performance of the obligations of BANA hereunder;

(iii) The possession by the First Tier Purchaser or its agent of the Receivable Files related to the Receivables listed on the Schedule of Receivables and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the First Tier Purchaser for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or electronic mail, and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon

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receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder and, with respect to delivery via electronic mail, upon confirmation from the recipient that such notice has been received; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts (including by way of electronic or facsimile transmission), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by BANA and the First Tier Purchaser without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee, the Depositor, the Second Tier Purchaser or any other Person subject to subsections (d) and (e) of this Section 4.6; provided that (i) such amendment shall not, as evidenced by an Officer’s Certificate of BANA or the First Tier Purchaser or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment; provided further, that in the case of any amendment pursuant to this Section 4.6(a), such amendment shall not, for United States federal income tax purposes, as evidenced by an Opinion of Counsel, (i) affect the treatment of the Notes as indebtedness, (ii) be deemed to cause a taxable exchange of the Notes or (iii) cause the Issuer (or any part thereof) to be treated as an association or publicly traded partnership taxable as a corporation or cause the Issuer to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).

(b) Subject to subsections (d) and (e) of this Section 4.6, this Agreement may also be amended from time to time by BANA and the First Tier Purchaser, with the consent of (i) the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class and (ii) the Majority Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided,

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however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the Notes Outstanding or the Certificate Percentage Interest required to consent to any such amendment, without the consent of all the Noteholders and Certificateholders affected thereby; and provided further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the United States federal income taxation of any outstanding Note or Certificate and (B) for United States federal income tax purposes, will not cause the Issuer to be treated as an association (or a publicly traded partnership) taxable as a corporation, or cause the Issuer to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c). It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and the Owner Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Prior to the execution of any such amendment to this Agreement, BANA shall provide written notification of the substance of such amendment to the Issuer; and promptly after the execution of any such amendment or consent, BANA shall furnish a copy of such amendment or consent to the Issuer and the Indenture Trustee.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would materially and adversely affect the Owner Trustee’s, Indenture Trustee’s, or the Administrator’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of such party.

(e) Notwithstanding subsections (a) and (b) of this Section 4.6, this Agreement may only be amended by BANA and the First Tier Purchaser if (i) the Majority Certificateholders or all Certificateholders, as the case may be, consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of BANA or the First Tier Purchaser or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. It will not be necessary to obtain the consent of the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

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SECTION 4.7 Waivers. No failure or delay on the part of the First Tier Purchaser, BANA, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the First Tier Purchaser or BANA in either case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, BANA expressly acknowledges and consents to the sale of the First Tier Purchased Assets and the assignment of all rights and obligations of BANA related thereto by the First Tier Purchaser to the Second Tier Purchaser pursuant to the Second Purchase Agreement, by the Second Tier Purchaser to the Depositor pursuant to the Third Purchase Agreement, by the Depositor to the Issuer pursuant to the Sale Agreement and the pledge, assignment and grant of a security interest in the Receivables listed on the Schedule of Receivables and the other First Tier Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, BANA hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the First Tier Purchaser under this Agreement in the event the First Tier Purchaser shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (a) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (b) such party shall not commence or join with any other Person in commencing or institute with any other Person any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and their respective successors and permitted assigns and each of the Issuer and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

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SECTION 4.16 Not Applicable to BANA in Other Capacities. Nothing in this Agreement shall effect any obligation BANA may have in any other capacity.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Keith W. Landis
Name:	Keith W. Landis
Title:	Vice President

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BANC OF AMERICA SECURITIZATION HOLDING CORPORATION, as First Tier Purchaser

By:	/s/ Keith W. Landis
Name:	Keith W. Landis
Title:	Vice President

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EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO FIRST PURCHASE AGREEMENT

April 18, 2012

For value received, in accordance with the First Purchase Agreement dated as of April 18, 2012 between Bank of America, National Association, a national banking association (“BANA”), and Banc of America Securitization Holding Corporation, a Delaware corporation (“the First Tier Purchaser”) (the “Agreement”), on the terms and subject to the conditions set forth in the Agreement, BANA does hereby irrevocably sell, transfer, contribute, assign and otherwise convey to the First Tier Purchaser on the date hereof without recourse (subject to the obligations in the Agreement), all right, title and interest of BANA, whether now owned or hereafter acquired, in, to and under the following property, which sale shall be effective as of the Cut-Off Date:

(i) all right, title and interest of BANA in, to and under the Receivables listed on the Schedule of Receivables and all monies received thereon after the Cut-Off Date;

(ii) the interest of BANA in the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and, to the extent permitted by law, any accessions thereto;

(iii) the interest of BANA in any proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering Financed Vehicles or Obligors;

(iv) the interest of BANA in any proceeds from recourse against Dealers on Receivables acquired from Dealers;

(v) all of BANA’s rights to the Receivable Files; and

(vi) the interest of BANA in any proceeds of the property described in clauses (i) and (ii) above.

The foregoing sale, transfer, contribution, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the First Tier Purchaser of any obligation of BANA, any Originator to the Obligors or any other Person in connection with the Receivables listed on the Schedule of Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Notwithstanding the other terms of the Agreement, BANA and the First Tier Purchaser hereby acknowledge that BANA expressly retains all, and has not transferred hereunder any, of its rights to obtain refunds or claim credits or deductions relating to state and local sales or use, gross receipts, transaction privilege, value added, business and occupation and other similar taxes attributable to accounts charged off by the First Tier Purchaser or its affiliates, subsidiaries, assignees or transferees.

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This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

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IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

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SCHEDULE I

ELIGIBILITY REPRESENTATIONS

In accordance with Section 3.2 of this Agreement, BANA makes the representations and warranties set forth on this Schedule I with respect to the Receivables listed on the Schedule of Receivables.

(i) Characteristics of Receivables. Each Receivable as of the Cut-Off Date:

(A) is secured by a Financed Vehicle and was originated in the United States (1) by a Dealer located in the United States for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto, was purchased by BANA, from such Dealer under an existing agreement between Dealer and BANA and was validly assigned by such Dealer to BANA, in accordance with its terms or (2) by BANA in the ordinary course of BANA’s business and was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto;

(B) is a Simple Interest Receivable;

(C) provides for level scheduled monthly payments (provided that the payment in the first month and the final month of the life of the Receivable may be different by no more than three times the amount of the level payment) that shall amortize the Amount Financed of such Receivable at its origination by maturity and shall yield interest at the APR;

(D) is payable in U.S. dollars by an Obligor that is domiciled in the United States with a mailing address in the United States;

(E) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(F) as of the Cut-Off Date, was not a Receivable that was a Delinquent Receivable for more than 29 days, a Defaulted Receivable or secured by a Financed Vehicle that has been repossessed and the related Obligor, to BANA’s knowledge as of the Cut-Off Date, has not filed or had filed against it, any petition for relief under any state or federal bankruptcy, insolvency, receivership or similar law;

(G) has an original term to maturity of not less than 12 months and not greater than 84 months and, as of the applicable Cut-Off Date, a remaining term of not less than 6 months and not greater than 72 months;

(H) the Amount Financed as of the Cut-Off Date of greater than or equal to $1,002.89 and less than or equal to $95,080.09;

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(I) has a maturity date on or prior to February 27, 2018;

(J) has an APR of not less than 1.00% and not more than 18.09%; and

(K) the related Obligor had a FICO score of not less than 620 at the time of the origination of such Receivable.

(ii) Creation, Perfection and Priority of Security Interests.

(A) While it is the intention of BANA and the First Tier Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a sale of the related First Tier Purchased Assets from BANA to the First Tier Purchaser, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in each Receivable and the related Purchased Assets in favor of the First Tier Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from BANA.

(B) The Receivables constitute either “tangible chattel paper” or “electronic chattel paper”, each within the meaning of the applicable UCC.

(iii) Schedule of Receivables. The information set forth in the Schedule of Receivables is true and correct in all material respects, and no selection procedures believed to be adverse to the First Tier Purchaser or its assignees were utilized in selecting such Receivables.

(iv) Compliance With Law. All requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Bureau of Consumer Financial Protection Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003, the Texas Consumer Credit Code, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws, in respect of any of the Receivables and other First Tier Purchased Assets, have been complied with in all material respects, and each Receivable and the sale of the related Financed Vehicle evidenced thereby complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made.

(v) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(vi) Security Interest in Financed Vehicle. BANA has a validly perfected first priority security interest in each Receivable, and immediately prior to the sale, transfer, contribution, assignment and conveyance thereof pursuant hereto, each Receivable was secured by a validly

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perfected first priority security interest in the Financed Vehicle in favor of BANA as secured party or all necessary and appropriate action had been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of BANA as secured party.

(vii) Receivables In Force. As of the Cut-Off Date, no such Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part.

(viii) No Waiver. As of the Cut-Off Date, no provision of a Receivable has been, or will be, waived, extended, deferred, amended, adjusted, altered or modified in any respect except for waivers, extensions, deferrals, amendments, adjustments, alterations or modifications that are consistent with the Customary Servicing Practices.

(ix) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any such Receivable.

(x) No Liens. To the best of BANA’s knowledge: (1) there are no liens or claims that have been filed for work, labor or materials affecting any Financed Vehicle securing any such Receivable that are or may be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by such Receivable; (2) no contribution failure has occurred with respect to any Pension Plan which is sufficient to give rise to a lien under Section 303(k) of ERISA with respect to any such Receivable; and (3) no tax lien has been filed and no claim related thereto is being asserted with respect to any such Receivable.

(xi) Insurance. Each Obligor under such Receivables is required to maintain a physical damage insurance policy of the type that BANA or its Affiliates requires in accordance with their customary underwriting standards for the purchase or origination of automotive receivables.

(xii) Good Title. No such Receivable or the related First Tier Purchased Assets, as applicable, has been sold, transferred, assigned or pledged by BANA to any Person other than the First Tier Purchaser; immediately prior to the conveyance of such Receivables and the related First Tier Purchased Assets pursuant to this Agreement, BANA had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Agreement, the First Tier Purchaser shall have all of the right, title and interest of BANA to such Receivables, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien.

(xiii) Lawful Assignment. No such Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer, contribution, assignment and conveyance of such Receivable under this Agreement.

(xiv) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the First Tier Purchaser a first priority perfected ownership interest in the Receivables shall have been made.

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(xv) One Original. With respect to each Receivable originated by a Dealer and purchased by BANA from such Dealer, there is only one executed original, electronically authenticated original or authoritative copy of such Receivable. With respect to each Receivable originated by BANA, if an executed original, electronically authenticated original or authoritative copy of such Receivable exists, then such executed original, electronically authenticated original or authoritative copy of such Receivable is in the possession of BANA, as Custodian (or through a sub-contractor or subservicer as permitted by the Servicing Agreement).

(xvi) Electronic Chattel Paper. As of the Cut-Off Date, such Receivable did not cause the aggregate Amount Financed of all Receivables that constitute “electronic chattel paper” (as defined in the UCC) to exceed 5.00% of the Initial Pool Balance.

(xvii) Prepayments. Each Receivable requires the Obligor thereunder to pay, upon any prepayment of such Receivable, an amount that is not less than the Amount Financed of such Receivable plus interest accrued at the applicable Annual Percentage Rate to the date of the prepayment.

(xviii) No Government Obligor. The Obligor on each Receivable is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government.

(xix) No Undocumented Extensions or Modifications. No extension or modification has been made with respect to any Receivable other than as evidenced in the Receivable File relating thereto.

(xx) No Fraud or Misrepresentation. Each Receivable was originated by the applicable Originator and was sold by BANA to the First Tier Purchaser without any fraud or misrepresentation on the part of the applicable Originator or BANA.

(xxi) Force-Placed Insurance. No Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle.

(xxii) No Documents or Instruments. No such Receivable or constituent part thereof, constitutes a “negotiable instrument” or “negotiable document of title” (as such terms are used in the UCC).

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SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Agreement, BANA hereby represents, warrants, and covenants to the First Tier Purchaser as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other First Tier Purchased Assets in favor of the First Tier Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from BANA.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts,” “instruments” or “general intangibles,” within the meaning of the applicable UCC.

3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party.

Creation

4. Immediately prior to the sale, transfer, contribution, assignment and conveyance of the Receivables by BANA to the First Tier Purchaser, BANA owned and had good and marketable title to such Receivables free and clear of any Lien and immediately after the sale, transfer, contribution, assignment and conveyance of such Receivable to the First Tier Purchaser, the First Tier Purchaser will have good and marketable title to such Receivable free and clear of any Lien.

5. BANA has received all consents and approvals to the sale of the Receivables hereunder to the First Tier Purchaser required by the terms of the Receivables that constitute instruments.

Perfection

6. BANA has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the First Tier Purchaser hereunder; and the Custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

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7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii)	Such instruments or tangible chattel paper are in the possession of the Custodian and the Indenture Trustee has received a written acknowledgment from the Custodian that such Person (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; as pledgee of the Issuer; or

(iii)	The Custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Custodian that such Person is acting solely as agent of the Indenture Trustee as pledgee of the Issuer.

Priority

8. BANA has not authorized the filing of, and is not aware of, any financing statements against BANA that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of Receivables by BANA to the First Tier Purchaser under this Agreement, (ii) relating to the conveyance of Second Tier Purchased Assets by the First Tier Purchaser to the Second Tier Purchaser under the Second Purchase Agreement, (iii) relating to the conveyance of Third Tier Purchased Assets by the Second Tier Purchaser to the Depositor under the Third Purchase Agreement, (iv) relating to the conveyance of Purchased Assets by the Depositor to the Issuer under the Sale Agreement, (v) relating to the security interest granted by the Issuer to the Indenture Trustee under the Indenture or (vi) that has been terminated.

9. BANA is not aware of any material judgment, ERISA or tax lien filings against BANA.

10. Neither BANA nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the First Tier Purchaser, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

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No Waiver

13. The parties to this Agreement shall provide the Issuer with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

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